                                                                   Exhibit 10.44


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of August 27, 1999 by and between Viatel, Inc., a Delaware corporation with an office at 685 Third Avenue, New York, New York 10017 (the "Company"), and Alfred West (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Executive and Executive desires to provide services to the Company; and

         WHEREAS, the Company and the Executive desire that the Company employs the Executive as the Company's Vice Chairman of the Board of Directors.

         NOW THEREFORE, each of the Company and the Executive, intending to be legally bound, hereby mutually covenant and agree as follows:

                                   ARTICLE I

                                   Definitions
                                   -----------

         The following terms used in this Agreement shall have the meanings set forth below.

         1.1 "Accrued Obligations" shall mean, as of the date of Termination, the sum of Executive's aggregate accrued but unpaid (A) Base Salary, (B) Bonus Award, (C) other cash compensation and (D) vacation pay, expense reimbursements and other cash entitlements, all determined through the date of Termination.

         1.2 "Acquisition Date" shall have the meaning set forth in Section 2.2 hereof.

         1.3 "Base Salary" shall mean the amount set forth in Section 3.1 hereof, or if the Executive has received different Base Salaries during the course of a year, the most recent of such Base Salaries.

         1.4 "Bonus Award" shall mean a cash bonus equal to ninety percent (90%) of the Executive's Base Salary multiplied by the Bonus Multiple for the applicable Performance Year.

         1.5 "Bonus Multiple" shall mean the amount determined by reference to
Section 3.2 hereof.

         1.6 "Board" shall mean the Board of Directors of the Company.

         1.7 "Cause" shall mean Executive's (i) material violation of Section
2.3 hereof, which violation has not been cured within 20 days of the date that written notice thereof is received by Executive from the Board; (ii) material violation of Section 4.1 or 4.2 hereof; (iii) violation of Section 4.3 hereof;
(iv) any attempt by Executive to secure any personal profit in connection with the business of the Company; (v) gross negligence, dishonesty, moral turpitude or other misconduct in the performance of his duties hereunder or habitual neglect in managing his responsibilities; provided, however, that the Board undertakes a comprehensive review and determines that such conduct is materially injurious or materially damaging to the Company or its reputation; or (vi) conviction of, or a plea of nolo contendere to, a felony or a misdemeanor involving fraud, misrepresentation or dishonesty, whether or not relating to the business and affairs of the Company.

         1.8 "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

         1.9 "Common Stock" shall mean the common stock, par value $0.01 a share, of the Company.

         1.10 "Competitive Activities" shall have the meaning set forth in
Section 4.3 hereof.

         1.11 "Confidential Material" shall have the meaning set forth in
Section 4.2 hereof.

         1.12 "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         1.13 "Disability" shall mean Executive's death or inability to perform his material duties to the Company by reason of a physical or mental disability, which has existed for an aggregate of four months during any twelve-month period. In the event of any dispute between the Company and Executive as to whether Executive has suffered a Disability, the determination of whether Executive has suffered a Disability shall be made by an independent physician selected by the Company (subject to Executive's reasonable consent), and the decision of such physician shall be binding upon the Company and Executive.

         1.14 "Disability Payment" shall mean, for purposes of Section 5.3(d) hereof, an amount equal to 60% of the Base Salary in effect for the calendar year in which such Disability occurred (or the average Base Salary if such Disability occurred over more than one calendar year).

         1.15 "EBITDA" shall mean, with respect to the Company on a consolidated basis for any Performance Year, the Company's consolidated earnings before interest, taxes, extraordinary loss, dividends on preferred stock and depreciation and amortization, as such is reported in the Company's financial statements.

         1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.17 "Good Reason" shall mean any (i) reduction in Executive's Base Salary, (ii) failure by the Company to continue any material benefit or compensation plan, life insurance plan, health and accident plan, disability plan (or plan providing Executive with substantially similar benefits) in which Executive is participating or the material reduction by the Company of Executive's benefits under any such plan, (iii) failure by the Company to obtain an assumption of this Agreement by any successor of the Company (as contemplated in Section 6.2 hereof), (iv) failure to be reappointed as Vice Chairman during any period during which Executive is serving on the Board and remains a full time employee of the Company, (v) transaction resulting in a Change of Control, if Executive has provided written notice to the Company within 60 days of such Change of Control of his intentions to cease employment hereunder, (vi) material diminution in executive's authority, function, position or title. with the Company which continues after 15 days of the date that written notice thereof is given to the Board by Executive.

         1.18 "Intellectual Property" shall mean any idea, process, trademark, service mark, trade or business secret, invention, technology, computer program or hardware, original work of authorship, design, formula, discovery, patent or copyright, application, record, design, plan or specification and any improvement, right or claim related to the foregoing.

         1.19 "Participation", which includes correlative meanings, the term "participate", shall mean the direct or indirect participation in any Competitive Activity, whether as an operator, manager, consultant, and whether individually or jointly.

         1.20 "Performance Year" shall mean each calendar year.

         1.21 "Person" shall mean any individual or entity, whether a governmental or other agency or political subdivision thereof or otherwise.

         1.22 "Severance Amount" shall mean, for purposes of Section 5.3(b) hereof, an amount equal to the sum of (A) the Base Salary for the calendar year in the Term in which the date of Termination occurs plus (B) the prior year's Bonus Award multiplied by the Severance Period Multiple.

         1.23 "Severance Period Multiple" shall mean, except as provided in
Section 5.3(b), the quotient obtained by dividing the Severance Period by 12; provided, however, that the Severance Period Multiple shall not be less than one.

         1.24 "Severance Period" shall mean the number of full calendar months remaining in the Term on the date of any Termination.

         1.25 "Term" shall have the meaning set forth in Section 2.2 hereof and shall include any renewal or extension as set forth therein.

         1.26 "Termination" shall mean termination of Executive's employment with the Company for any reason.

         1.27 "Voting Stock" shall mean any share, interest, participation or other equivalent, however designated, in equity of the Company, whether now outstanding or issued after the date hereof, including, without limitation, any

Common Stock or any preferred stock or other class or kind, ordinarily having the power to vote for the election of directors, managers or other voting members of the Board.

                                   ARTICLE II

                               Employment and Term
                               -------------------

         2.1 Employment. (a) Effective as of the Acquisition Date (as defined below) the Executive shall be employed as Vice Chairman of the Company and Executive shall accept such employment. In addition, Executive agrees that he will serve in any similar capacity on behalf of any existing or future subsidiary of the Company as reasonably requested by the Board.

             (b) Effective as of the Acquisition Date, the Company shall cause Executive to be nominated for election to the Board as a Class C director (which term will expire at the Company's Annual Meeting of Stockholders occurring in the year 2002). The Company shall renominate Executive for an additional term as a Class C director at the Company's Annual Meeting occurring in the year 2002 so long as he continues to own at least 5% of the outstanding Common Stock on a fully-diluted basis.

             (c) Executive shall be employed at the Company's offices to be located in Brooklyn, New York, or such other location in the New York metropolitan area, as the Chief Executive Officer shall designate from time to time. The Company shall maintain offices for Executive at both the Brooklyn, New York office and at the Company's headquarters located at 685 Third Avenue, New York, New York.

         2.2 Term. (a) The Term shall commence on the date on which the Company acquires at least 50.1% of the voting stock of Destia Communications, Inc., a Delaware corporation (the "Acquisition Date"), and shall end on the earlier of
(i) the second anniversary of the Acquisition Date and (ii) the date of any Termination. This Agreement shall automatically terminate without liability of either party to the other if the Merger Agreement, dated August 27, 1999, among the Company, Viatel Acquisition Corp. and Destia Communications, Inc. is terminated prior to the effective date of the merger contemplated thereby.

             (b) Subject to Section 5.2 hereof, if six (6) months' advance written notice terminating this Agreement is not received by either party prior to the expiration of the initial term, or any subsequent renewal term, then this Agreement shall be automatically renewed for successive one year-periods.

         2.3 Duties; Full Time Employment. The Executive shall serve as Vice Chairman of the Board and shall, subject to the direction and supervision of the Chief Executive Officer, have responsibility for (i) the development of business plans for "Presto!" Internet telephony, web-hosting, e-commerce, IP access services and other value-added products or services; (ii) development of market entry strategies for new voice and data products and services once their business plan(s) are approved; (iii) implementation, marketing and expansion of "Presto" Internet telephony, web-hosting, e-commerce and other value-added products and services once approved; and (iv) such other duties and responsibilities as may be assigned to, or required of, Executive from time to time by the Chief Executive Officer. The Executive shall faithfully and diligently perform his duties and responsibilities, shall adhere to the instructions of the Chief Executive Officer and shall devote his entire business time, attention, energy and skill in performing his duties hereunder and to the business and affairs of the Company. Executive shall also use his best efforts to promote the interests of the Company consistent with the foregoing and shall adhere to all corporate policies of the Company to the extent applicable to Executive's duties hereunder. Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or executive of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which may be inimical to or contrary to the best interests of the Company. Notwithstanding the foregoing, nothing in this Agreement shall restrict Executive from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, if such activities do not interfere with the performance of his duties hereunder or conflict with the Company's interests.

                                  ARTICLE III

                            Compensation and Benefits
                            -------------------------

         3.1 Base Salary. For all services performed by Executive for the Company and/or any of its subsidiaries hereunder, including, without limitation, as an executive, officer or member of any committee of the Board, the Company shall pay Executive an annual Base Salary of $400,000 payable in equal installments in accordance with the Company's prevailing payroll practices applicable to its senior executives in effect from time to time. The Base Salary shall be increased at such time and in such amount as determined by the Compensation Committee of the Board in its sole and absolute discretion.

         3.2 Bonuses. (a)No later than January 15 of each calendar year, the Company shall pay to Executive an annual bonus in respect of the prior fiscal year in an amount equal to the Bonus Award multiplied by the Bonus Multiple. For purposes of this Agreement, the term "Bonus Multiple" shall mean the multiple, if any, determined by reference to the matrix set forth below, based on the Company's overall financial performance for the relevant year, by providing the percentage variance between "Revenue" and "EBITDA" actually reported for the fiscal year and "Revenue" and "EBITDA" as set forth in the annual budget for the Company adopted by the Board.

                       EBITDA Variance (Actual vs. Budget)

                                      -15% to -5%      -5% to 5%      +5.1% to 15%       + 15%
-------------------------------------------------------------------------------------------------
    Revenue         -15% to -5%           0.6             0.7              0.8            1.0
   Variance        -4.99% to 5%           0.8             1.0              1.1            1.2
    (Actual         +5% to 15%            1.0             1.1              1.2            1.4
      Vs.          +15.1% to 25%          1.2             1.5              1.7            1.8
    Budget)            + 25%              1.4             1.7              1.8            2.0


             (b) The final determination of EBITDA with respect to any Performance Year shall be subject to the approval of the Compensation Committee. If such approval is not obtained within 15 days after completion of the Company's audited financial statements for the related Performance Year, the Compensation Committee shall appoint a nationally recognized accounting firm (which may be the Company's auditors) to determine EBITDA in respect of such Performance Year.

             (c) If Executive is employed for a part of a Performance Year, he shall receive a pro rated Bonus Award, determined by computing the Bonus Award as if Executive were employed for the entire Performance Year and multiplying such Award by a fraction, of which (i) the numerator is the number of days he was employed by the Company during such Performance Year and (ii) the denominator is 365. Notwithstanding the foregoing, no Bonus Award shall be paid, in respect of a Performance Year, if, during such Performance Year, Executive's employment was terminated either (x) by the Board for Cause or (y) by the Executive without Good Reason. The Bonus Award shall be paid no later than January 31 of the succeeding year.

             (d) Any compensation which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary and any Bonus Award.

         3.3 Long-term Incentives. With respect to each of calendar year 2000 and 2001, Executive shall be entitled to receive a minimum of 20,000 shares of restricted Common Stock. Any additional grants of stock options or restricted stock shall be in amounts determined by the Compensation Committee in its sole and absolute discretion.

         3.4 Other Benefits. In addition to Base Salary and any Bonus Award, Executive shall also be entitled to the following:

             (a) Participation in Benefit Plans. Executive shall be entitled to participate in, and receive benefits under, all present and future life, accident, disability, medical, pension, savings and all other similar benefits made available by the Company to its senior executive officers on terms at least as favorable as those granted to other senior executives of the Company. Executive shall also be entitled to participate in all other welfare and benefit plans maintained by the Company and/or its subsidiaries, as the case may be, for their respective employees generally on terms at least as favorable as those granted to other senior executives.

             (b) Vacation. Executive shall be entitled to annual vacation and paid holidays consistent with the Company's practices for other senior executives as adopted from time to time; provided, however, that such vacation shall not be less than 20 days each year (without deduction in salary or other compensation or benefits). Executive shall take such vacation at such time or times as may be reasonably convenient to the operations of the Company.

             (c) Reimbursement of Expenses. The Company shall reimburse Executive for reasonable travel expenses and other reasonable out of pocket business expenses incurred by Executive in the performance of his duties hereunder, provided appropriate itemized documentation supporting such expenses is submitted in accordance with the Company's prevailing expense reimbursement policy for senior executives of the Company.

             (d) Parking Spot. The Company shall provide Executive with a parking spot in close proximity to the Company's headquarters at 685 Third Avenue, New York, New York.

                                   ARTICLE IV

                                    Covenants
                                    ---------

         4.1 Non-Interference. During the Term and a period of eighteen months thereafter, Executive agrees not to directly or indirectly solicit, induce, counsel, advise or encourage any employee of the Company who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Material to leave the employment of the Company.

         4.2 Nondisclosure of Confidential Material. (a) In the performance of his duties hereunder, Executive shall have access to confidential records and information, including, but not limited to, information relating to (i) any Intellectual Property or (ii) the Company's business plans and practices, financial data, operational methods, development plans or projects, customers, affairs, marketing or sales or purchasing strategy, costs and specifications of Company products and services and any other information of a proprietary nature (collectively, clauses (i) and (ii) of this Section 4.2(a) are referred to as the "Confidential Material").

             (b) All Confidential Material shall be disclosed to Executive in confidence. Except in performing his duties hereunder, Executive shall not, during the Term and at all times thereafter, communicate or disclose or use any Confidential Material for the benefit of, any person (including Executive) other than the Company, its subsidiaries or affiliates.

             (c) All records, files, drawings, documents, equipment and other tangible items containing Confidential Material shall be the Company's exclusive property, and, upon termination of this Agreement for any reason, or whenever requested by the Company, Executive shall promptly deliver to the Company all of the Confidential Material (and all copies and extracts thereof and any notes relating thereto) that may be in Executive's possession or control. Executive shall, if so requested by the Company, promptly deliver to the Company a written confirmation that all such Confidential Information has been returned to the Company.

             (d) The foregoing restrictions shall not apply if (i) such Confidential Material has been publicly disclosed (not due to a breach by Executive of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company) or (ii) Executive is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; provided, however, that Executive shall, prior to any such disclosure, promptly notify the Company of such requirement; provided, further, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

         4.3 Non-Competition. (a) The Executive shall not, during the Term (i) Control any Person which is engaged, directly or indirectly, or Participate in any business that is competitive with the Company's business as constituted immediately following the completion of the Company's acquisition of Destia Communications, Inc. or in which the Company becomes engaged in business or proposes to be so engaged in business in accordance with its strategic business plan current at the time of the Termination or (ii) solicit, attempt to solicit, induce, counsel, advise or encourage any customer, agent, dealer, distributor or consultant of the Company on behalf of any Competitor or any other business, directly or indirectly on behalf of himself or any other Person ((i) and (ii) collectively referred to as, "Competitive Activities"); provided, however, that nothing in this Agreement shall preclude Executive from owning less than 5% of any class of publicly traded equity of any Person engaged in any Competitive Activity. Notwithstanding the immediately preceding sentence, if the Company has ceased to so provide such services within any such country at the time of Executive's Termination (or any time thereafter), the covenant set forth in the immediately preceding sentence shall no longer be applicable to any such business in such country.

             (b) Upon Termination for Disability or Cause or without Good Reason the Executive shall not, for himself or any third party, directly or indirectly, for a period of one year following the date of such Termination engage in any Competitive Activities.

             (c) Upon Termination without Cause, for Good Reason, or for failure of the Company to renew this Agreement for an additional term, Executive shall not, for himself or any third party, directly or indirectly, engage in Competitive Activities for a period of 30 days following the date of such Termination.

         Notwithstanding the foregoing, Executive shall be permitted to make minority investments in private businesses in which he is neither actively employed or serving as a director, provided that Executive (i) did not learn of such opportunity while employed by the Company, or (ii) if Executive learned of the opportunity while so employed, Executive offered the opportunity to the Company and the Company declined to pursue the opportunity.



         4.4 Executive Inventions and Ideas.

             (a) Executive hereby agrees to assign to the Company, without further consideration, his entire right, title and interest (within the United States and all foreign jurisdictions), to any Intellectual Property created, conceived, developed or reduced to practice by Executive (alone or with others), free and clear of any lien or encumbrance. If any Intellectual Property shall be deemed patentable or otherwise registrable, Executive shall assist the Company (at its expense) in obtaining letters patent or other applicable registration therein and shall execute all documents and do all things (including testifying at the Company's expense) necessary or appropriate to obtain letters patent or other applicable registration therein and to vest in the Company, or any affiliate specified by the Board.

             (b) Should Company be unable to secure Executive's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Intellectual Property, whether due to Executive's Disability or other reason, Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and on Executive's behalf and stead and to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and other enforcement of patents, copyrights or other rights or protections with the same effect as if executed and delivered by Executive.

         4.5 Enforcement.

             (a) Executive acknowledges that violation of any covenant or agreement set forth in this Article IV would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and, therefore, upon any breach by Executive of this Article IV, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights, which the Company may have for money damages, and all of the Company's rights and remedies shall be unrestricted.

             (b) If any provision of this Agreement, or application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction or be found in an arbitration proceeding to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to any other person, place and circumstance shall remain in full force and effect. It is the intention of the parties hereto that the covenants contained herein shall be enforced to the maximum extent (but no greater extent) in time, area, and degree of participation as is permitted by the law of the jurisdiction whose law is found to be applicable to the acts allegedly in breach of this Agreement, and the parties hereby agree that the court making any such determination shall have the power to so reform the Agreement.

             (c) The Executive understands that the provisions of this Article IV may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained; and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under Article V hereof, is sufficient to compensate Executive for the restrictions contained in this Article IV. In consideration of the foregoing and in light of

Executive's education, skills and abilities, Executive agrees that he will not assert, and it should not be considered, that any provisions of this Article IV prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

             (d) Each of the covenants of this Article IV is given by Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept the obligations hereunder.

                                   ARTICLE V

                                   Termination
                                   -----------

         5.1 Termination of Agreement. Except as otherwise provided, this Agreement shall become invalid upon any Termination of employment.

         5.2 Procedures Applicable to Termination.

             (a) Termination for Cause. The Executive may be Terminated for Cause, upon at least 30 days' prior written notice from the Board to Executive for termination for Cause provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board concerning such determination.

             (b) Resignation for Good Reason. The Executive may terminate his employment for Good Reason upon at least 30 days' prior written notice from Executive to the Board of his intent to resign for Good Reason, provided that Executive, with his counsel, shall have met with the Board, if requested by the Board, during such period with respect to his intent to resign.

             (c) Termination without Cause or for Disability. The Executive may be terminated without Cause or for Disability, upon at least 30 days' prior written notice from the Board to Executive, by a vote of the Board, provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board with respect to such determination.

             (d) No Effect on Rights. The Executive's right or obligation to be heard in connection with a Termination shall not otherwise effect the rights and obligations of the Executive and the Company hereunder.

         5.3 Obligations of the Company upon Termination.

             (a) All Terminations. Upon any Termination, the Company shall pay to Executive, or, upon Executive's Disability, if applicable, to his heirs, estate or legal representatives, as the case may be, the following:

             (i) all Accrued Obligations in a lump sum within 15 days after the date of Termination; and

             (ii) all benefits accrued by Executive as of the date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

             (b) Termination without Cause, Resignation for Good Reason, or Failure to Renew Contract. If the Board terminates Executive's employment without Cause (excluding Termination because of Disability), if Executive resigns for Good Reason or if the Company fails to renew this Agreement, in addition to the amounts payable under Section 5.3(a) hereof the Company shall pay Executive two months Base Salary in a lump sum.

             Notwithstanding the foregoing, in the event that Executive's employment is terminated following a Change in Control, the Executive shall receive the Severance Amount. The Severance Period Multiple used in calculating the Severance Amount shall be increased to one and one half and Executive shall be entitled to an additional payment equal to the amount of any excise taxes payable by Executive pursuant to Section 4999 of the Internal Revenue Code as a result of such termination plus all federal, state and local taxes applicable to the Company's payment of such excise taxes, including any additional excise taxes due under Section 4999 of the Internal Revenue Code with respect to the payments made pursuant to this provision, including any such taxes resulting from the acceleration of any other benefits hereunder. The determination of the amounts required to be paid under this Agreement shall be made by a nationally recognized United States public accounting firm which may be the independent public accounting firm used by the Company to audit its financial statements.

             (c) Termination for Cause or Resignation without Good Reason. If the Board terminates Executive's employment for Cause, or if Executive resigns without Good Reason, Executive shall only be entitled to the amounts payable under Section 5.3(a) hereof.

             (d) Termination for Disability. Upon Termination of Executive because of a Disability, in addition to the amounts payable under Section 5.3(a) hereof, the Company shall pay the aggregate Disability Payment for three years in accordance with the Company's regular payroll practices then in existence.

             (e) Exclusivity. Any amount payable to Executive pursuant to this
Article V shall be Executive's sole remedy upon a Termination, and Executive waives any and all rights to pursue any other remedy at law or in equity; provided, however, that Executive does not hereby waive any right provided under any federal, state or local law or regulation relating to employment discrimination.

                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

         6.1 Executive Acknowledgment. The Executive acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         6.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive's heirs and representatives and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to Executive, to assume performance of this Agreement in the same manner that the Company would have been required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law.

         6.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

             (a)      if to the Board or the Company, to:

                      Viatel, Inc.
                      685 Third Avenue
                      New York, New York 10017
                      Tel.: (212) 350-9200
                      Fax.: (212) 350-9245
                      Attention: Chief Executive Officer

              (b)     if to Executive, to:

                      the then current address of Executive maintained in the Company's employee files.

                      with a copy to:

                      Michael Littenberg, Esq.
                      Schulte Roth & Zabel LLP
                      900 Third Avenue
                      New York, New York 10022
                      Tel: (212) 756-2000
                      Fax: (212) 593-5953

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

         6.4 Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to Executive,
(ii) require Executive to pay to the Company in cash such amount as may be required to

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

satisfy such withholding obligations and/or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

         6.5 No Assignment; No Third Party Beneficiaries. Except as otherwise expressly provided in Section 6.2 hereof, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. Except for the Company and its existing and future subsidiaries, no Person shall be, or deemed to be, a third party beneficiary of this Agreement.

         6.6 Expenses. Each party hereto shall assume and pay its own expenses incident to the negotiation and execution of this Agreement, the preparation for carrying it into effect and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each party shall pay all legal fees and other fees to consultants and advisors incurred by it relating to this Agreement and such transactions and shall indemnify and hold the other party harmless from and against any claims for such expenses and fees of the first party's consultants and advisors; provided, however, in the event of any dispute hereunder between the Company and the Executive, the Company shall pay all costs and expenses incurred by Executive in enforcing his rights hereunder in any suit or proceeding in which Executive is awarded damages or otherwise prevails on the merits or procedural grounds.

         6.7 Execution in Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         6.8 Jurisdiction and Governing Law. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York as applied to contracts capable of being wholly performed in such State.

         6.9 Entire Agreement; Amendment. Except as otherwise provided in
Section 3.3 hereof, this Agreement and the Exhibits attached hereto embody the entire understanding of the parties hereto, and, beginning on the Acquisition Date, supersede all prior agreements regarding the subject matter hereof, including the Employment Agreement, dated May 3, 1999 between Executive and Destia Communications, Inc. No change, alteration or modification hereof may be made except in writing, signed by both of the parties hereto.

         6.10 Headings. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         6.11 Survival. Notwithstanding anything to the contrary herein, Section
Article IV, Section 5.3 and Article VI of this Agreement shall survive termination of this Agreement or Termination for any reason whatsoever.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

                                        VIATEL, INC.


                                        By: /s/ Michael J. Mahoney
                                            ----------------------------------
                                        President and Chief Executive Officer

                                        EXECUTIVE


                                        /s/ Alfred West
                                        -----------